                                                                    EXHIBIT 99.2

                                LITTELFUSE, INC.
                       EQUITY INCENTIVE COMPENSATION PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

You have been selected to receive the following Award under the Littelfuse, Inc. Equity Incentive Compensation Plan (the "Plan"):

     Participant: __________________________________________

     Date of Award: _______, 20__

     Number of Shares of Restricted Stock Awarded: __________________

     Period(s) of Restriction:          Restrictions shall lapse on twenty-five
                                        percent (25%) of the total Shares
                                        covered by this Award when you complete
                                        each continuous year of service with the Corporation or its Subsidiaries following the Date of Award, so long as you satisfy any other conditions set forth in the Plan:

THIS AGREEMENT, effective as of the Date of Award set forth above, between the Participant (hereinafter "you" or "your") and Littelfuse, Inc. (hereinafter the "Corporation"), is made pursuant to the provisions of the Plan. The capitalized terms appearing in this Agreement shall have the definitions set forth herein, or if not so defined, as ascribed to them in the Plan. The parties hereto agree as follows:

1. SERVICE WITH THE CORPORATION. Each Award is conditioned on your continuous service with the Corporation or its Subsidiaries from the Date of Award through the end of the Period of Restriction with respect to a Share. However, neither this condition nor the Award evidenced by this Agreement will impose upon the Corporation or its Subsidiaries any obligation to retain you in its service for any given period or upon any specific terms.

2. LIMITATIONS DURING PERIOD OF RESTRICTION. During the Period of Restriction applicable to any Share, you will not be able to pledge or transfer the Share, whether voluntarily or involuntarily, by operation of law or otherwise, except by will or by the laws of descent and distribution or as provided in Section
12.1 of the Plan. The Corporation will hold your stock certificates in its possession until the end of your Period of Restriction and then deliver the stock certificates to you as soon as practicable thereafter. You must execute the irrevocable power of attorney, which is attached hereto as Exhibit "A", to grant the Corporation the discretionary power to transfer forfeited Shares back to the Corporation, to a shareholder, or to another person. You will have the right to vote your Shares and receive any dividends and other distributions paid with respect to your Shares during the Period of Restriction; provided, however, that certain restrictions may apply as set forth in the Plan.

3. LAPSE OF RESTRICTIONS. Once your Period of Restriction ends with respect to any Share, you will normally be entitled to all rights of ownership to such Share. Under certain circumstances described in the Plan, however, these rights may be delayed or subject to additional limitations or restrictions, including:

      a) No Shares shall be issued under this Award unless in compliance with applicable federal and state tax and securities laws,

      b) As a condition to the issuances of this Award and the Restricted Stock, you will deliver to the Corporation such signed representations as may be necessary, in the opinion of counsel satisfactory to the Corporation, for compliance with applicable federal and state securities laws,

      c) Your ability to transfer the Shares may be restricted under federal or state securities laws. You shall not resell or offer for resale your Shares (or any securities issued in lieu thereof) unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Corporation,

      d) Your Shares are subject to the terms and conditions of the Corporation's Bylaws and certificate of incorporation, as they may be amended from time to time, and

      e) The certificates for your Shares shall bear any legends deemed necessary by the Committee.

4. TAXES DUE ON SHARES. The Corporation shall subtract from the number of Shares issued to you a number of Shares equal to the amount of any federal, state, local or foreign withholding tax requirement (including without limitation, your FICA obligation) divided by the Fair Market Value of a Share, and rounded to the next higher number of whole shares. Such number of shares shall be treated as paid in cash and the Corporation shall deposit the amount of the required tax withholding and pay to you the cash value of any fractional share. Notwithstanding the foregoing, the Compensation Committee shall have the right to cause the Corporation to use any other reasonable method of satisfying its tax withholding obligation, including without limitation, withholding taxes from other compensation owed to you or requiring you to remit to the Corporation an amount sufficient to satisfy all or any portion of the withholding tax obligation. In any event, all tax withholding requirements shall be satisfied prior to the issuance or delivery of any shares of Common Stock to you.

You may have the right, by properly filing an election under Code Section 83(b) within 30 days after the initial grant of your Shares hereunder, to elect to be taxed immediately on the value of your Shares in excess of the price paid (if any), determined at Date of Award. It is your sole responsibility and not the Corporation's to decide whether to make such an 83(b) Election and to timely file all necessary paperwork with the appropriate governmental authorities. If you make an 83(b) Election, you are also required to promptly notify the Corporation by sending a copy of your written election form (within 10 days of filing notice with the governmental authorities) to: its Secretary at 800 E. Northwest Highway, Des Plaines, IL 60016.

You acknowledge that the tax treatment of this Award, the Shares and any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement. The Corporation makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment. No amounts of income received by you pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation or any of its Subsidiaries.

5. TERMINATION OF SERVICE. If you separate from service with the Corporation and its Subsidiaries for any reason other than death, Disability or Eligible Retirement, any Shares which are still subject to a Period of Restriction as of your separation date will be immediately forfeited and returned to the Corporation. If you separate from service with the Corporation and its Subsidiaries due to death, Disability or Eligible Retirement, then any Shares which are still subject to a Period of Restriction as of your separation date will vest based on your service provided to-date, as follows: first, the number of Shares of Restricted Stock subject to this Award is multiplied by the number of full months of service completed by you from Date of Award to date of separation, divided by the total months in the Period of Restriction; and second, this amount is reduced by the number of Shares on which the Period of Restriction has already lapsed. No fractional Shares will vest. Any remaining Shares on which the Period of Restrictions has not lapsed as of your separation date will be immediately forfeited and returned to the Corporation.

      For example: if you are awarded 300 Shares on which the Period of Restriction lapses 1/3 each year, and you separate from service because of Disability after 18 months, then in addition to the 100 Shares on which the Period of Restriction has already lapsed, the Period of Restriction would also lapse on: (300 Shares x 18/36)-100 = 50 Shares. You would have received 150 Shares, and the remaining 150 Shares would be forfeited.

6. CHANGE IN CONTROL. If a Change in Control occurs, your Period of Restriction on all of your Shares will lapse immediately prior to such Change in Control.

7. ADMINISTRATION. This Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. A copy of the Plan has been made available to you and is hereby made a part of this Agreement as though its terms were set forth herein verbatim. In the event there is any inconsistency between the terms of this Agreement and the Plan, the terms of the Plan shall supersede and replace the inconsistent terms of this Agreement. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon you.

8. NON-COMPETITION FORFEITURE PROVISIONS. You acknowledge that a primary objective of the Corporation in deciding to make this Award is to provide you with an incentive to remain an employee or service provider of the Corporation and/or one or more of its Subsidiaries and that this objective will not have been accomplished if the Period of Restriction on one or more Shares lapses and shortly thereafter you separate from service with the Corporation and its Subsidiaries and become an employee of, or otherwise provide services to, a Competitor (as such term is defined below) of the Corporation or any of its Subsidiaries. Therefore, anything else to the contrary contained in the Plan or this Agreement notwithstanding, in the event that you accept employment or service with, or become employed by, or agree to provide services directly or indirectly to, a Competitor as an officer, employee, consultant, agent, representative or otherwise

(other than ownership, individually or with a group of persons acting in concert (as defined in the Exchange Act), of not more than 5% of the outstanding common stock of a publicly-traded entity), or in the event that any of the Forfeiture Events described in Section 11.4 of the Plan, including but not limited to non-solicitation and disclosure of confidential information, occur during your service with the Corporation or any of its Subsidiaries or within one year thereafter ("Competitive Events"), you agree that:

      a) All Shares then held by you which have been granted by the Corporation pursuant to this Agreement and on which the Period of Restriction has not yet lapsed as of the first to occur of the Competitive Events shall be cancelled and forfeited and you shall not have any further rights whatsoever with respect thereto; and

      b) You shall immediately pay to the Corporation in cash an amount equal to the product of

            (x) the aggregate number of Shares awarded to you under this Agreement on which the Period of Restriction has lapsed at any time during the 6 months preceding the first to occur of the Competitive Events, and

            (y) the aggregate differences between the purchase price (if any) paid by you for any such Shares and the respective Fair Market Values (defined in the same manner as set forth in Section 2.14 of the Plan) of the Shares on the dates the Period of Restriction on such Shares lapsed (the "Award Gain").

As used herein, the term "Competitor" shall mean any person or entity, or any affiliate thereof, which manufactures, distributes or sells circuit protection products in competition with the Corporation or any of its Subsidiaries. In the event that you fail to immediately pay to the Corporation the Award Gain, you shall be liable to the Corporation for all costs, expenses and attorneys' fees incurred by the Corporation in connection with collecting the Award Gain from you, plus interest at a per annum rate equal to the lower of twelve percent (12%) or the highest rate permitted by applicable law. You agree that the Corporation and its Subsidiaries compete worldwide in the sale of circuit protection products and that the forfeiture provisions of this Section, and Sections 11.3 and 11.4 of the Plan, are reasonable as they relate to the objectives of the Corporation in deciding to grant the Shares to you under this Agreement. In the event that any court shall finally hold that any provision of this Agreement constitutes an unreasonable or unenforceable restriction against you, you agree that the provisions hereof shall not be rendered void but shall apply to such extent as such court may judicially determine or indicate constitutes a reasonable and enforceable restriction under the circumstances involved. The Corporation and you each request that any such court which holds that any of the provisions of this Agreement constitutes an unreasonable or unenforceable restriction against you make a determination of what would constitute a reasonable and enforceable restriction under the circumstances involved and to reform this Agreement accordingly.

9. AMENDMENT, MODIFICATION OR TERMINATION. The number and kind of Shares subject to this Award and the purchase price (if any) per Share are subject to adjustment as provided in the Plan. In addition, the Plan contains certain provisions giving the Board (and in some cases, the Committee) the power to amend, modify, or terminate this Award or the Plan at any time. However, except as specifically provided in the Plan, no such termination, amendment, or modification of the Plan or this Award may in any material way adversely affect your rights under this Agreement without your written consent.

10. GOVERNING LAW. To the extent not preempted by Federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Award.

                                              LITTELFUSE, INC.


_______________________________               By: ______________________________
Participant                                   Its ______________________________